Exhibit 4.10

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) PURSUANT TO REGISTRATION UNDER THE ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY THE COMPANY, WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH AN EXEMPTION THEREFROM (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER).

THE VOTING OF THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION OF THIS WARRANT OR SUCH SHARES ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT (AS AMENDED AND RESTATED AND IN EFFECT FROM TIME TO TIME), A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY OR OBTAINED FROM THE COMPANY WITHOUT CHARGE.

SIERRA HOLDINGS CORP.

WARRANT TO PURCHASE COMMON STOCK

FOR VALUE RECEIVED, Sierra Holdings Corp., a Delaware corporation (the “Company”), hereby grants to                      (“Holder”) the right to purchase             shares (“Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”). The exercise price per Share (the “Initial Purchase Price”) of the warrants granted hereby shall initially equal $3.25. The Initial Purchase Price and the number of Shares purchasable hereunder are subject to adjustment as provided in Section 2 of this Warrant. This Warrant may be exercised at any time and from time to time prior to the tenth (10th) anniversary of the date hereof (the “Expiration Date”). This Warrant shall expire and be of no further force or effect at the earlier of the time when it has been exercised or 5:00 p.m., New York time, on the Expiration Date.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time and from time to time by the Holder prior to the Expiration Date by surrendering this Warrant, together with a Notice of Exercise in the form appearing at the end hereof properly completed and duly executed by the Holder or on behalf of the Holder by the Holder’s duly authorized representative, to the Company at its principal executive office (or at the office of the agency maintained for such purpose).

If the Holder has elected a “cash payment” exercise, the Notice of Exercise shall be accompanied by payment in cash or by check payable to the order of the Company in an amount equal to the Purchase Price (as defined in Section 2) multiplied by the number of Shares being purchased pursuant to such exercise. If the Holder has elected a “cashless exercise”, the number of Shares obtainable upon exercise of this Warrant shall be reduced to a number of Shares equal to (a) the number of Shares with respect to which this Warrant is then being exercised multiplied by (b) a fraction, the numerator of which is the excess of the Fair Market Value (as defined below) of one Share over the Purchase Price, and the denominator of which is the Fair Market Value of one Share. “Fair Market Value” means (i) the latest available closing price per Share on the principal trading market for the Shares, if the Shares are traded in the public markets, or (ii) the fair market value as reasonably and in good faith determined by the Company, if the Shares are not then traded in the public markets.

In the event of an exercise of this Warrant, certificates for the Shares purchased pursuant to such exercise shall be delivered to the Holder within ten (10) days of receipt of such notice and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such ten day period. Upon receipt by the Company of this Warrant and such Notice of Exercise, together with the applicable aggregate Purchase Price, the Holder shall be deemed to be the holder of record of the Shares purchased pursuant to such exercise, notwithstanding that Certificates representing such Shares shall not then be actually delivered to the Holder or that such Shares are not then set forth on the stock transfer book of the Company.

2. Adjustment of Exercise Consideration and Purchase Price. The Exercise Consideration (as defined below) which the Holder of this Warrant shall be entitled to receive upon the exercise hereof shall be determined by multiplying the Exercise Consideration which would otherwise, but for the provisions of this Section 2, be issuable upon such exercise, by the fraction of which (a) the numerator is the Initial Purchase Price and (b) the denominator is the Purchase Price in effect on the date of such exercise. The “Purchase Price” shall initially be the Initial Purchase Price, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

(a) Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidation. In the event the outstanding shares of Common Stock (or any successor equity securities that are a part of the Exercise Consideration) shall be increased by way of stock (or successor equity securities) issued as a dividend or other distribution for no consideration or subdivided by stock split or otherwise into a greater number of shares of Common Stock (or successor equity securities), the Purchase Price then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock (or any successor equity securities that are a part of the Exercise Consideration) shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock (or successor equity securities), the Purchase Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(b) Subsequent Events. In the event of any reorganization, recapitalization, merger or consolidation of the Company or its successor, or in the event of any reclassification, exchange, substitution or other event in which the Common Stock issuable upon exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, the Warrant shall be exercisable for such shares or other interests as the Holder would have been entitled if the Warrant had been exercised for Common Stock immediately prior to such event (the consideration into which the Warrant is exercisable (including, prior to or in the absence of any event described in this Section 2(b), the Shares), the “Exercise Consideration”), and the terms of this Warrant shall be deemed to be restated as necessary to give effect to such change in the Exercise Consideration. In such an event, the term “Shares” for the purposes of this Warrant shall mean the number of shares of capital stock of the Company into which the Common Stock has been reclassified or otherwise changed. In the event that an offer is made to purchase all of the outstanding shares or all or substantially all of the assets of the Company, or the Company proposes to amalgamate or merge with another company, the Company shall have the right, subject to the right of the Holder to exercise such Warrant, to require that as a condition of closing of any such transaction, the participant shall accept in full substitution for this Warrant, an equivalent Warrant of the successor or purchasing company, in which case this Warrant shall be canceled upon the issuance of such substituted Warrant to the Holder. Without limiting the obligations of the Holder under the Stockholders Agreement, the Company shall not effect any reorganization, recapitalization, merger or consolidation unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holders of a majority of the Warrants then remaining outstanding and unexpired) the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire; provided, that any assumption shall not relieve the Company of its obligations hereunder.

(c) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date on which this Warrant was first issued while this Warrant remains outstanding and unexpired in whole or in part shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Holder.

3. Covenants.

(a) No Impairment. The Company will not, by amendment of its charter as in effect on the date hereof or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(b) Reservation of Shares. So long as the Warrant shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon exercise of the Warrant, the full number of shares of Common Stock then issuable upon exercise of the Warrant. If the Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock issuable upon exercise of the Warrant at any time, including as a result of adjustments in the outstanding Common Stock or otherwise.

(c) Validity of Shares. All shares of Common Stock issuable upon exercise of this Warrant will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under the Stockholders Agreement or any agreement between the Holder and the Company and under applicable state and federal securities laws, and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(d) Notice of Certain Events. If at any time, (1) the Company shall declare any dividend or distribution payable to the holders of its Common Stock, (2) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of capital stock of any class or any other rights, (3) there shall be any recapitalization of the Company or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization, or, if sooner, promptly following any agreement to do any of the foregoing, or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases, the Company shall give the registered Holder of this Warrant ten days’ prior written notice (or such other time period set forth in the Company’s Amended and Restated Certificate of Incorporation), in a manner permitted under the Company’s Amended and Restated Stockholders’ Agreement (as amended from time to time, the “Stockholders Agreement”), dated as of December 18, 2009, by and among the Stockholders (as defined therein) party thereto and the Company), of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. The Company shall also give such notices to the registered Holder of this Warrant to the extent and in the manner provided in the Company’s Stockholders Agreement.

4. Legend. Each certificate for Shares issued upon the exercise of the Warrant, each certificate issued upon the direct or indirect transfer of any Shares and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant shall be stamped or otherwise imprinted with legends in substantially the form set forth on the face of this Warrant.

5. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal executive office of the Company (or at the office of the agency maintained for such purpose) as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to the preceding sentence, a Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

6. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal executive office of the Company (or at the office of the agency maintained for such purpose), the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

7. Remedies. In the event of a breach by the Company of any of its obligations under this Warrant, the Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of its breach of any of the provisions of this Warrant.

8. No Liabilities or Rights as a Stockholder. Nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Until the exercise of this Warrant, the Holder shall not have nor exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (a) the Company effects a split of the Common Stock by means of a stock dividend and the Exercise Price of and the number of Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (b) the Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

9. Notices. Any notice or other communication in connection with this Warrant shall be deemed to be delivered if given in accordance with the provisions of Section 5.10 of the Company’s Stockholders Agreement.

10. Permits and Taxes. The Company shall, at its own expense, apply for and obtain any and all permits, approvals, authorizations, licenses and orders that may be necessary for the Company lawfully to issue the Shares on exercise of this Warrant. On exercise of this Warrant, the Company shall pay any and all issuance taxes that may be payable in respect of any issuance or delivery of the Shares. The Company shall not, however, be required to pay, and Holder shall pay, any tax that may be payable in respect of any transfer involved in the issuance and delivery of the Shares in a name other than that of Holder, and no such issuance and delivery shall be made unless and until the person requesting such issuance shall have paid to the Company the amount of any such tax or shall have established to the Company’s reasonable satisfaction that such tax has been paid.

11. Acquisition for Own Account. The Holder is acquiring this Warrant with its own funds, for its own account, not as a nominee or agent. The Holder is purchasing or will purchase this Warrant for investment for an indefinite period and not with a view to any sale or distribution thereof, by public or private sale or other disposition.

12. Section Headings. The section headings in this Warrant are for convenience of reference only and shall not constitute a part hereof.

13. Amendments or Waivers. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

14. Counterparts. This Warrant may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

15. Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Warrant, as applied to any party or to any circumstance, is adjudged by a court or other governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

16. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Holder. Except as otherwise provided by the Stockholders Agreement, the Holder may assign this Warrant without the Company’s prior written consent.

17. Transfer. Subject to the restrictions on transfer set forth on the face of this Warrant and in the Stockholders Agreement, this Warrant and all rights hereunder may be transferred, in whole or in part, upon surrender of this Warrant with a properly executed assignment at the principal executive office of the Company.

18. Governing Law. This Warrant and the performance of the transactions and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws, other than the conflict of laws rules, of The State of Delaware.

[Signatures appear on the following page.]

Dated: December 18, 2009	SIERRA HOLDINGS CORP.

By:
Name:
Title:

Agreed and Accepted:

By:
Name:
Title:

Address:

Facsimile:

NOTICE OF EXERCISE

(To be completed and signed only on

an exercise of the Warrant.)

To Sierra Holdings Corp.:

RE: [Specify Holder’s Warrant] (the “Warrant”)

A. CASH PAYMENT

The undersigned Holder of the Warrant hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [number of shares to be exercised] shares of Common Stock in Sierra Holdings Corp. (“Shares”) (or a successor corporation or other entity), and herewith makes payment of $             therefor in cash or by check.

OR

B. CASHLESS EXERCISE

The undersigned Holder of the Warrant hereby irrevocably elects a cashless exercise of the purchase right represented by such Warrant for, and to purchase thereunder, [number of shares to be exercised] shares of Common Stock in Sierra Holdings Corp. (“Shares”) (or a successor corporation or other entity); it being understood and agreed that the Company will only issue the Holder a number of Shares equal to (a) [number of shares to be exercised] multiplied by (b) a fraction, the numerator of which is the excess of the fair market value (as reasonably determined by the Company, if the Shares are not then traded in the public markets) of one Share over the Purchase Price (as defined in the Warrant), and the denominator of which is the fair market value (as reasonably and in good faith determined by the Company, if the Shares are not then traded in the public markets) of one Share.

The undersigned hereby requests that the certificates for the Shares issuable upon this exercise of the Warrant be issued in the name(s) and delivered to the address(es) as follows:

Dated:

Signature of Holder

Print Name of Holder (name must conform in all respects to name of Holder as specified in the face of the Warrant)